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                                                                    Exhibit 10.8
                       HINES-SUMISEI NY CORE OFFICE TRUST

                           AMENDED AND RESTATED BYLAWS

                                    ARTICLE I
                                     OFFICES

         Section 1.1 Principal Office. The principal office of Hines-Sumisei NY Core Office Trust (the "Trust") shall be located at such place or places as the trustees of the Trust (the "Trustees") may designate.

         Section 1.2 Additional Offices. The Trust may have additional offices at such places as the Trustees may from time to time determine or the business of the Trust may require.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

         Section 2.1 Place. All meetings of shareholders shall be held at the principal office of the Trust or at such other place within the United States as shall be stated in the notice of the meeting.

         Section 2.2 Annual Meeting. An annual meeting of the shareholders for the election of Trustees and the transaction of any business within the powers of the Trust shall be held during the month of May each year (or such other date as the Trustees may determine), at a location and on proper notice, on a date and at the time set by the Trustees. Failure to hold an annual meeting does not invalidate the Trust's existence or affect any otherwise valid acts of the Trust.

         Section 2.3 Special Meetings. The Chairman of the Board, the President or the Trustees may call special meetings of the shareholders. Special meetings of shareholders shall also be called by the Secretary upon the written request of the holders of shares entitled to cast not less than twenty-five percent of all the votes entitled to be cast at such meeting. Such request shall state the purpose of such meeting and the matters proposed to be acted on at such meeting. Within five days of the receipt of such a request, the Secretary shall inform such shareholders of the reasonably estimated cost of preparing and mailing notice of the meeting (including all proxy materials that may be required in connection therewith) and, upon payment by such shareholders to the Trust of such costs, the Secretary shall, within 15 days of such payment, or such longer period as may be necessitated by compliance with any applicable statutory or regulatory requirements, give notice to each shareholder entitled to notice of the meeting. Unless requested by shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any meeting of the shareholders held during the preceding twelve months.

         Section 2.4 Telephone Meetings. Any shareholder may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

         Section 2.5 Notice. Not less than ten nor more than 90 days before each meeting of shareholders, the Secretary shall give to each shareholder entitled to vote at such meeting and to each shareholder not entitled to vote who is entitled to notice of the meeting written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by

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any statute, the purpose for which the meeting is called, either by first-class registered or certified mail postage prepaid, return receipt requested, or by personal delivery, via overnight courier service or via confirmed facsimile. Such notice shall be deemed to be given (i) five days after deposit in the United States mail addressed to the shareholder at his address as it appears on the records of the Trust or (ii) upon receipt if delivered in person, via confirmed facsimile or via overnight courier service.

         Section 2.6 Scope of Notice. Any business of the Trust may be transacted at an annual meeting of shareholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of shareholders except as specifically designated in the notice.

         Section 2.7 Organization. At every meeting of the shareholders, the Chairman of the Board, if there be one, shall conduct the meeting or, in the case of vacancy in office or absence of the Chairman of the Board, one of the following officers present shall conduct the meeting in the order stated: the Vice Chairman of the Board, if there be one, the President, the Vice Presidents in their order of rank and seniority, or a Chairman chosen by the shareholders entitled to cast a majority of the votes which all shareholders present in person or by proxy are entitled to cast, shall act as Chairman, and the Secretary, or, in his absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, a person appointed by the Chairman, shall act as Secretary.

         Section 2.8 Quorum. At any meeting of shareholders, the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this section shall not affect any requirement under any statute or the declaration of trust of the Trust, as filed and currently in effect with the State Department of Assessments and Taxation of Maryland ("Declaration of Trust") for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the shareholders, the chairman of the meeting, or the shareholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date until a quorum shall be present or represented without notice other than announcement at the meeting of the date to which such meeting has been adjourned. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

         Section 2.9 Voting. Subject to the provisions of the Declaration of Trust, a plurality of all the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to elect a Trustee, and each share may be voted for as many individuals as there are Trustees to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast or the vote of a particular class of shares is required herein or by statute or by the Declaration of Trust. Unless otherwise provided in the Declaration of Trust, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. The matters upon which the shareholders shall be entitled to vote are set forth in the Declaration of Trust.

         Section 2.10 Proxies. A shareholder may cast the votes entitled to be cast by the shares owned of record by him either in person or by proxy executed in any manner permitted by law by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Trust before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

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         Section 2.11 Voting of Shares by Certain Holders. Shares of the Trust
registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the governing board of such corporation or other entity or agreement of the partners of the partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such shares. Any trustee or other fiduciary may vote shares registered in his name as such fiduciary, either in person or by proxy.

         Shares of the Trust directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

         Notwithstanding any other provision contained herein or in the Declaration of Trust or these Bylaws, Subtitle 7 of the Maryland General Corporation Law (the "MGCL") (or any successor statute) shall not apply to any acquisition by any person of shares of beneficial interest of the Trust. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

         Section 2.12 Inspectors. At any meeting of shareholders, the chairman of the meeting may appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

         Each report of an inspector shall be in writing and signed by him or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

         Section 2.13 Nominations and Proposals by Shareholders.

         (a)      Annual Meetings of Shareholders.

                  (1) Nominations of persons for election to the Board of Trustees and the proposal of business to be considered by the shareholders may be made only at an annual meeting of shareholders (i) pursuant to the Trust's notice of meeting, (ii) by or at the direction of the Trustees or (iii) by any shareholder of the Trust who was a shareholder of record both at the time of giving of notice provided for in this Section 2.13(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 2.13(a).

                  (2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (a)(1) of this Section 2.13, the shareholder must have given timely notice thereof in writing to the Secretary of the Trust and such other business must otherwise be a proper matter for action by shareholders. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Trust not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such

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anniversary date or if the Trust has not previously held an annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Trust. In no event shall the public announcement of a postponement or adjournment of an annual meeting to a later date or time commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a Trustee, all information relating to such person that would be required to be disclosed in solicitations of proxies for election of Trustees in an election contest, or would otherwise be required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Trustee if elected); (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such shareholder, as they appear on the Trust's books, and of such beneficial owner and (y) the number of each class of shares of the Trust which are owned beneficially and of record by such shareholder and such beneficial owner.

                  (3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 2.13 to the contrary, in the event that the number of Trustees to be elected to the Board of Trustees is increased and there is no public announcement by the Trust naming all of the nominees for Trustee or specifying the size of the increased Board of Trustees at least 70 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Section 2.13(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Trust not later than the close of business on the tenth day following the day on which such public announcement is first made by the Trust.

         (b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Trust's notice of meeting. Nominations of persons for election to the Board of Trustees may be made at a special meeting of shareholders at which Trustees are to be elected (i) pursuant to the Trust's notice of meeting, (ii) by or at the direction of the Board of Trustees or (iii) provided that the Board of Trustees has determined that Trustees shall be elected at such special meeting, by any shareholder of the Trust who was a shareholder of record both at the time of giving of notice provided for in this
Section 2.13(b) and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this
Section 2.13(b). In addition to the foregoing requirements, for nominations or other business to be properly brought before a special meeting by a shareholder, such shareholder's notice containing the information required by paragraph
(a)(2) of this Section 2.13 must be delivered to the Secretary at the principal executive offices of the Trust not earlier than the close of business on the 60th day prior to such special meeting and not later than the close of business on the later of the tenth day prior to such special meeting or the fifth day following the day on which public announcement is first made of the date of the special meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting to a later date or time commence a new time period for the giving of a shareholder's notice as described above.

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         (c)      General.

                  (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.13 shall be eligible to serve as Trustees and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.13. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.13 and, if any proposed nomination or business is not in compliance with this Section 2.13, to declare that such nomination or proposal shall be disregarded.

                  (2)      Notwithstanding the foregoing provisions of this
Section 2.13, a shareholder shall also comply with all applicable requirements of state law with respect to the matters set forth in this Section 2.13.

         Section 2.14 Action by Written Consent of Shareholders. Notwithstanding the provisions of Section 2.13, any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by shareholders entitled to vote on such matter having the number of votes that would be required to approve the matter as required by statute, the Declaration of Trust or these Bylaws, as the case may be, at a meeting at which all shares entitled to be voted on such matter were present, in person or by proxy.

         Section 2.15 Reports to Shareholders. The Trustees shall submit to the shareholders at or before the annual meeting of shareholders a report of the business and operations of the Trust during the most recent completed fiscal year, containing a balance sheet and a statement of income and surplus of the Trust, accompanied by the certification of an independent certified public accountant if required by law, and such further information as the Trustees may determine is required pursuant to any law or regulation to which the Trust is subject. Within the earlier of 20 days after the annual meeting of shareholders or 120 days after the end of the fiscal year of the Trust, the Trustees shall place the annual report on file at the principal office of the Trust and with any governmental agencies as may be required by law and as the Trustees may deem appropriate. Failure to prepare and submit to the shareholders an annual report does not invalidate the Trust's existence or affect any otherwise valid acts of the Trust.

                                   ARTICLE III
                                    TRUSTEES

         Section 3.1 Powers.

         (a) General Powers; Qualifications; Trustees Holding Over. The business and affairs of the Trust shall be managed under the direction of its Board of Trustees. A Trustee shall be an individual at least 21 years of age who is not under legal disability. In case of failure to elect Trustees at an annual meeting of the shareholders, the Trustees holding over shall continue to direct the management of the business and affairs of the Trust until their successors are elected and qualify.

         (b) Major Decisions. Notwithstanding anything to the contrary in these Bylaws, the Trust may not take any of the following actions, or grant its consent to the taking of any such action by any subsidiary of the Trust, without the prior approval of the Board of Trustees:

                  (i) sell any of the land and improvements thereon located and commonly known as each of 499 Park Avenue, New York, New York, 425 Lexington Avenue, New York, New York and 1200 Nineteenth Street, N.W., Washington, D.C., or any other real estate investment of the

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         Trust (each, a "Property" and collectively, the "Properties") or make any decision not to accept a bona fide purchase offer made by a third party to purchase any Property;

                  (ii) finance or refinance any indebtedness of the Trust secured by any asset of the Trust;

                  (iii) agree to perform or consent to any modifications or alterations to any Property owned by the Trust or any of its subsidiaries which are reasonably expected to cost at a minimum an amount equal to the lesser of (x) $2 million and (y) two percent of the gross acquisition cost of such Property (other than tenant improvement work);

                  (iv) issue additional securities of the Trust or accept contributions of capital, other than those required or permitted under the Amended and Restated Organization Agreement, dated December 23, 2003, among General Motors Investment Management Corporation ("GMIMCo"), First Plaza Group Trust ("First Plaza"), GMAM Core Plus II-NYC-DC, LLC ("GMAM"), [-- --] ("[-- --]"), Hines US Core Office Capital Associates III Limited Partnership ("Hines LP"), Hines-Sumisei U.S. Core Office Fund, L.P. ("Holding Partnership") and the Trust (the "Organization Agreement");

                  (v) with respect to any Property, enter into a new lease or materially modify, extend, renew or terminate an existing lease, in each case affecting in excess of 15% of the net rentable area of the Property in which space is to be leased by that tenant;

                  (vi) with respect to any Property, terminate any property management and leasing agreement (a "Management and Leasing Agreement") or enter into any new Management and Leasing Agreement or agree to material modifications to any such Management and Leasing Agreement;

                  (vii) enter into or agree to material modifications of any agreement with Hines Interests Limited Partnership, Hines-Sumisei U.S. Core Office Fund, L.P. or any of their respective affiliates;

                  (viii) take or elect not to take any other action that in the opinion of management is reasonably likely to have an impact on the value of the Trust or on the value of any of its material assets in any case in excess of five percent (5%) of the then fair market value thereof;

                  (ix)     remove or appoint any officer of the Trust; or

                  (x) approve or modify any annual capital or operating budget of the Trust.

         In addition, the Trust may not take any of the following actions, or grant its consent to the taking of any such action by any subsidiary of the Trust, unless the majority vote or consent by which the Board approved such action includes the affirmative vote or consent of at least one SLR Designee (as hereinafter defined):

                  (i) solicit persons resident in Japan or East Asia as prospective investors in the Trust, or accept any subscription for shares of the Trust by any such person; or

                  (ii) make any change in the fees payable under any Management and Leasing Agreement in respect of any Property.

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         Section 3.2 Number. The Board of Trustees shall initially consist of nine members. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Trustees may establish, increase or decrease the number of Trustees, subject to any limitations on the number of Trustees set forth in the Declaration of Trust.

         Section 3.3 Annual and Regular Meetings. An annual meeting of the Trustees shall be held immediately after and at the same place as the annual meeting of shareholders, no notice other than this Bylaw being necessary. The Trustees may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Trustees with appropriate notice to each Trustee.

         Section 3.4 Special Meetings. Special meetings of the Trustees may be called by or at the request of the Chairman of the Board, the President or by a majority of the Trustees then in office. The person or persons authorized to call special meetings of the Trustees may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Trustees called by them.

         Section 3.5 Notice. Notice of any special meeting shall be given by written notice delivered personally, sent via confirmed facsimile, delivered via telephone confirmed in writing or mailed to each Trustee via first-class registered or certified mail, return receipt requested, at his business or residence address. Personally delivered notices shall be given at least three days prior to the meeting. Notice by mail shall be given at least seven days prior to the meeting. Telephone or facsimile-transmission notice shall be given at least three days prior to the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Telephone notice shall be deemed given when the Trustee is personally given such notice in a telephone call to which he is a party, provided that written confirmation of such notice delivered via telephone is provided not less than three days prior to the meeting. Facsimile-transmission notice shall be deemed given upon completion of the transmission of the message to the number given to the Trust by the Trustee and receipt of a completed answer-back indicating receipt. Neither the business to be transacted at, nor the purpose of, any annual or regular meeting of the Trustees need be stated in the notice, unless specifically required by statute or these Bylaws. The business to be transacted at any special meeting shall be stated in the notice. Notwithstanding any other provision of these Bylaws, if a Trustee cannot reasonably attend a special meeting at the time set forth in the notice, the Trustee may request that such meeting be postponed for no more than two days from the date specified in the notice.

         Section 3.6 Quorum. A majority of the Trustees shall constitute a quorum for convening any meeting of the Trustees, provided that, if less than a majority of such Trustees is present at said meeting, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present or represented without further notice except for the identification of the new meeting date, and provided further that if, pursuant to the Declaration of Trust or these Bylaws, the vote of a majority of a particular group of Trustees is required for action, a quorum must also include a majority of such group. Notwithstanding the foregoing, at least one CPII Designee and one SLR Designee, as such terms are defined in the Amended and Restated Shareholder Agreement, dated December 23, 2003, among GMIMCo, First Plaza, GMAM, [-- --], Hines LP, Holding Partnership and the Trust (the CPII Designee and the SLR Designee being collectively referred to herein as the "Mandatory Parties"), must be present at any meeting of the Trustees. If any Mandatory Party is unable to attend a meeting of the Trustees, such meeting may be adjourned and/or rescheduled until such time as such Mandatory Party is able to attend the meeting. Notwithstanding the preceding sentence, if any Mandatory Party, acting in good faith, is unable to attend a meeting of the Trustees on the meeting date specified in the notice of such meeting or within five (5) Business Days thereafter, then a quorum for such meeting shall consist of a majority (attending personally) of the persons then serving as members of the Board of Trustees (other than the

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Mandatory Party who is not able to attend). The Trustees present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Trustees to leave less than a quorum. For purposes of these Bylaws, "Business Day" shall mean any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

         Section 3.7 Voting. The action of the majority of the Trustees present at a meeting at which a quorum is present when such meeting is convened shall be the action of the Trustees, unless the concurrence of a greater proportion is required for such action by applicable statute, the Declaration of Trust or these Bylaws.

         Section 3.8 Telephone Meetings. Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

         Section 3.9 Action by Unanimous Written Consent of Trustees. Any action required or permitted to be taken at any meeting of the Trustees may be taken without a meeting, if a consent in writing to such action is signed by each Trustee and such written consent is filed with the minutes of proceedings of the Trustees.

         Section 3.10 Vacancies. If for any reason any or all of the Trustees cease to be Trustees, such event shall not terminate the Trust or affect these Bylaws or the powers of the remaining Trustees hereunder (even if fewer than two Trustees remain). Subject to the provisions of the Declaration of Trust, any vacancy (including a vacancy created by an increase in the number of Trustees) shall be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the Trustees. Any individual so elected as Trustee shall hold office until the next annual meeting of Shareholders and until his successor is elected and qualifies.

         Section 3.11 Chairman and Vice Chairman of the Board. In addition to any other officers appointed by the Trustees pursuant to Section 4.1 hereof, the Trustees may from time to time appoint a Chairman of the Board and a Vice Chairman of the Board. The Chairman of the Board shall preside over the meetings of the Trustees and of the shareholders at which he shall be present and shall in general oversee all of the business and affairs of the Trust. In the absence of the Chairman of the Board, the Vice Chairman of the Board shall preside at such meetings at which he shall be present. The Chairman and the Vice Chairman of the Board may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Trustees or by these Bylaws to an officer or some other agent of the Trust or shall be required by law to be otherwise executed. The Chairman of the Board and the Vice Chairman of the Board shall perform such other duties as may be assigned to him or them by the Trustees.

         Section 3.12 Committees of the Board. The Board of Trustees may, by resolution adopted by a majority of the entire Board, designate one or more committees, each consisting of at least one CPII Designee and at least one SLR Designee, to serve at the pleasure of the Board. Any committee, to the extent provided in the resolution of the Board, shall have all the authority of the Board, except with respect to approving or adopting or recommending to the stockholders any action or matters expressly required by applicable law to be submitted to stockholders for approval, or adopting, amending or repealing any bylaw of the Trust.

         Section 3.13 Meetings and Action of Committees. Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Sections 3.3 (annual and regular

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meetings), 3.4 (special meetings), 3.5 (notice), 3.6 (quorum), 3.7 (voting), 3.8
(telephone meetings), 3.9 (action by unanimous written consent) and 3.10 (vacancies), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board of Trustees and its members, except that the time of regular meetings of committees may be determined either by resolution of the Board of Trustees or by resolution of the committee; special meetings of committees may also be called from time to time by resolution of the Board of Trustees or by the committee or any member of such committee. The Board of Trustees may adopt rules for the governance of any committee not inconsistent with the provisions of these Bylaws.

         Section 3.14 Compensation. Trustees shall not receive any stated salary for their services as Trustees. Such fixed sums may be paid either in cash or in shares of the Trust. Trustees may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Trustees or of any committee thereof and for their expenses incurred for any other service or activity performed or engaged in as Trustees; but nothing herein contained shall be construed to preclude any Trustees from serving the Trust in any other capacity and receiving reasonable compensation therefor on terms no less favorable to the Trust than those that could be obtained from third parties.

         Section 3.15 Removal of Trustees. The shareholders may, at any time, remove any Trustee in the manner provided in the Declaration of Trust. Subject to the provisions of the Declaration of Trust, the Trustees may, by the affirmative vote of a majority of the remaining Trustees, elect a successor to fill a vacancy on the Board of Trustees which results from the removal of a Trustee.

         Section 3.16 Loss of Deposits. No Trustee shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or shares have been deposited.

         Section 3.17 Surety Bonds. Unless required by law, no Trustee shall be obligated to give any bond or surety or other security for the performance of any of his duties.

         Section 3.18 Reliance. Each Trustee, officer, employee and agent of the Trust shall, in the performance of his duties with respect to the Trust, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Trust, upon reports made to the Trust by any of its officers or employees or by any adviser, accountants, appraisers or other experts or consultants selected by the Trustees or officers of the Trust, or upon an opinion of counsel, regardless of whether such counsel or expert may also be a Trustee, provided that such counsel or expert was selected with reasonable care.

         Section 3.19 Interested Trustee Transactions. Section 2-419 of the MGCL shall be available for and apply to any contract or other transaction between the Trust and any of its Trustees or between the Trust and any other trust, corporation, firm or other entity in which any of its Trustees is a trustee or director or has a material financial interest.

         Section 3.20 Certain Rights of Trustees, Officers, Employees and Agents. The Trustees shall have no responsibility to devote their full time to the affairs of the Trust as a result of these Bylaws. Any Trustee or officer, employee or agent of the Trust (other than a full-time officer, employee or agent of the Trust), in his personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar or in addition to those of or relating to the Trust.

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                                   ARTICLE IV
                                    OFFICERS

         Section 4.1 General Provisions. The officers of the Trust shall include a President, a Secretary and a Treasurer and may include one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. In addition, the Trustees may from time to time appoint such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Trust shall be elected annually by the Trustees at the first meeting of the Trustees held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor is elected and qualifies or until his death, resignation or removal in the manner hereinafter provided. Any two or more offices except President and Vice President or President and Secretary may be held by the same person. In their discretion, the Trustees may leave unfilled any office except those of President and Secretary. Election of an officer or agent shall not of itself create contract rights between the Trust and such officer or agent.

         Section 4.2 Removal and Resignation. Any officer or agent of the Trust may be removed at any time by the Trustees if in their judgment the best interests of the Trust would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Trust may resign at any time by giving written notice of his resignation to the Trustees, the Chairman of the Board, the President or the Secretary. Any resignation shall take effect at any time subsequent to the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Trust.

         Section 4.3 Vacancies. A vacancy in any office may be filled by the Trustees for the balance of the term of such officer at an annual or special meeting.

         Section 4.4 President. The President shall have responsibility for implementation of the policies of the Trust, as determined by the Trustees and for the administration of the business affairs of the Trust and shall be ex officio a member of all committees that may, from time to time, be constituted by the Trustees. In the absence of the Chairman and the Vice Chairman of the Board, the President shall preside over the meetings of the Trustees and of the shareholders at which he shall be present. The President may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by Trustees from time to time.

         Section 4.5 Vice Presidents. In the absence of the President or in the event of a vacancy in such office, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President; and shall perform such other duties as from time to time may be assigned to him or her by the President or the Trustees. The Trustees may designate one or more Vice Presidents as Executive Vice President, Senior Vice President or as Vice President for particular areas of responsibility.

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         Section 4.6 Treasurer. The Treasurer shall have the custody of the funds and securities of the Trust and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust and shall deposit all moneys and other valuable effects in the name and to the credit of the Trust in such depositories as may be designated by the Trustees. The Treasurer shall disburse the funds of the Trust as may be ordered by the Trustees, taking proper vouchers for such disbursements, and shall render to the President and the Trustees, at the regular meetings of the Trustees or whenever they may require it, an account of all his or her transactions as Treasurer and of the financial condition of the Trust. If required by the Trustees, the Treasurer shall give the Trust a bond in such sum and with such surety or sureties as shall be satisfactory to the Trustees for the faithful performance of the duties of his or her office and for the restoration to the Trust, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in his or her possession or under his or her control belonging to the Trust.

         Section 4.7 Secretary. The Secretary shall (a) keep the minutes of the proceedings of the shareholders, the Trustees and committees of the Trustees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;
(c) be custodian of the trust records and of the seal of the Trust; (d) keep a register of the address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) have general charge of the share transfer books of the Trust; and (f) in general perform such other duties as from time to time may be assigned to him by the President or the Trustees.

         Section 4.8 Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or Treasurer, respectively, or by the President or the Trustees. The Assistant Treasurers shall, if required by the Trustees, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Trustees.

         Section 4.9 Salaries. The salaries and other compensation of the officers shall be fixed from time to time by the Trustees and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he or she is also a Trustee.

                                    ARTICLE V
                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

         Section 5.1 Contracts. Subject to Section 3.1(b), the Trustees may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Trust and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document executed by one or more of the Trustees or by an authorized person shall be valid and binding upon the Trustees and upon the Trust when authorized or ratified by action of the Trustees.

         Section 5.2 Checks and Drafts. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Trust shall be signed by such officer or agent of the Trust in such manner as shall from time to time be determined by the Trustees.

         Section 5.3 Deposits. All funds of the Trust not otherwise employed shall be deposited from time to time to the credit of the Trust in such banks, trust companies or other depositories as the Trustees may designate.

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                                   ARTICLE VI
                                     SHARES

         Section 6.1 Certificates. Each shareholder shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each class of beneficial interest held by him in the Trust. Each certificate shall be signed by the President or a Vice President and may be sealed with the seal, if any, of the Trust. The signatures may be either manual or facsimile. Certificates shall be consecutively numbered; and if the Trust shall, from time to time, issue several classes of shares, each class may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. Each certificate representing shares which are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Trust or otherwise, shall have a statement of such restriction, limitation, preference or redemption right, or a summary thereof, plainly stated on the certificate. Among other restrictions, any such share shall contain a legend relating to the Trust's status as a real estate investment trust as provided in the Declaration of Trust. In lieu of such statement or summary, the Trust may set forth upon the face or back of the certificate a statement that the Trust will furnish to any shareholder, upon request and without charge, a full statement of such information.

         Section 6.2 Transfers. Subject to the limitations on transfer set forth in the Declaration of Trust, certificates shall be treated as negotiable and title thereto and to the shares they represent shall be transferred by delivery thereof to the same extent as those of a Maryland stock corporation. Upon surrender to the Trust or the transfer agent of the Trust of a share certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Trust shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         The Trust shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

         Notwithstanding the foregoing, transfers of shares of beneficial interest of the Trust will be subject in all respects to the Declaration of Trust and all of the terms and conditions contained therein, applicable law and contractual limitations.

         Section 6.3 Replacement Certificate. Any officer designated by the Trustees may direct a new certificate to be issued in place of any certificate previously issued by the Trust alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, an officer designated by the Trustees may, in his discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner's legal representative to advertise the same in such manner as he shall require or to give bond, with sufficient surety, to the Trust to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

         Section 6.4 Closing of Transfer Books or Fixing of Record Date. The Trustees may set, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or determining shareholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of shareholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of shareholders not less than ten

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days, before the date on which the meeting or particular action requiring such determination of shareholders of record is to be held or taken.

         In lieu of fixing a record date, the Trustees may provide that the share transfer books shall be closed for a stated period but not longer than 20 days. If the share transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days before the date of such meeting.

         If no record date is fixed and the share transfer books are not closed for the determination of shareholders, (a) the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of shareholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Trustees, declaring the dividend or allotment of rights, is adopted.

         When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.

         Section 6.5 Share Ledger. The Trust shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each shareholder and the number of shares of each class held by such shareholder.

                                   ARTICLE VII
                                   FISCAL YEAR

         The Trustees shall have the power, from time to time, to fix the fiscal year of the Trust by a duly adopted resolution.

                                  ARTICLE VIII
                                  DISTRIBUTIONS

         Section 8.1 Authorization. Dividends and other distributions upon the shares of beneficial interest of the Trust may be authorized and declared by the Trustees, subject to the provisions of law and the Declaration of Trust. Dividends and other distributions may be paid in cash, property or shares of the Trust, subject to the provisions of law and the Declaration of Trust.

         Section 8.2 Contingencies. Before payment of any dividends or other distributions, there may be set aside out of any funds of the Trust available for dividends or other distributions such sum or sums as the Trustees may from time to time, in their absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Trust or for such other purpose as the Trustees shall determine to be in the best interest of the Trust, and the Trustees may modify or abolish any such reserve in the manner in which it was created.

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                                   ARTICLE IX
                                      SEAL

         Section 9.1 Seal. The Trustees may authorize the adoption of a seal by the Trust. The seal shall have inscribed thereon the name of the Trust and the year of its formation. The Trustees may authorize one or more duplicate seals and provide for the custody thereof.

         Section 9.2 Affixing Seal. Whenever the Trust is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word "SEAL" adjacent to the signature of the person authorized to execute the document on behalf of the Trust.

                                    ARTICLE X
                     INDEMNIFICATION AND ADVANCE OF EXPENSES

         The Trust, to the fullest extent permitted by Maryland law, shall indemnify and hold harmless, each individual who is a present or former shareholder, Trustee or officer of the Trust or any individual who, while a Trustee or officer of the Trust and at the request of the Trust, serves or has served as a director, officer, partner, trustee, employee or agent of another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise (each an "Indemnified Person") from and against any loss, liability, expense, judgment, settlement cost, fees and related expenses (including reasonable attorneys' fees and expenses), costs or damages arising out of or in connection with any act taken or omitted to be taken in respect of the affairs of the Trust, unless it is established that (i) such act or omission was material to the matter giving rise to the claim, and was (A) committed in bad faith, or (B) the result of active and deliberate dishonesty; (ii) the Indemnified Person actually received an improper personal benefit in money, property, or services; or (iii) in the case of any criminal proceeding, the Indemnified Person had reasonable cause to believe that such act or omission was unlawful. The termination of any action, suit or proceeding by settlement shall not, of itself, create a presumption that an Indemnified Person did not act in good faith or in a manner that was reasonably believed to be in, or not opposed to, the best interests of the Trust, or was deliberately dishonest or had reasonable cause to believe that such act or omission was unlawful. The Trust shall, to the extent permitted by applicable law and without requiring a preliminary determination of the ultimate entitlement to indemnification, advance to any Indemnified Person reasonable attorneys' fees and other costs and expenses incurred in connection with the defense of any action or proceeding which arises out of conduct which is the subject of the indemnification provided hereunder; provided, however, that the Indemnified Person shall agree as a condition to receiving any such advance, that in the event an Indemnified Person receives any advance, the Indemnified Person shall reimburse the Trust for the advance to the extent that it is judicially determined, in a final, non-appealable judgment or binding arbitration, that the Indemnified Person was not entitled to indemnification under this Article X. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Declaration of Trust or these Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of this Article with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

         Any indemnification or payment or reimbursement of the expenses permitted by these Bylaws shall be furnished in accordance with the procedures provided for indemnification or payment or reimbursement of expenses, as the case may be, under Section 2-418 of the MGCL for directors of Maryland corporations. The Trust may provide to Trustees, officers and shareholders such other and further indemnification or payment or reimbursement of expenses, as the case may be, to the fullest extent permitted by the MGCL, as in effect from time to time, for directors of Maryland corporations.

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                                   ARTICLE XI
                                WAIVER OF NOTICE

         Whenever any notice is required to be given pursuant to the Declaration of Trust or Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE XII
                               AMENDMENT OF BYLAWS

         The Trustees shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.

                                  ARTICLE XIII
                                  MISCELLANEOUS

         All references to the Declaration of Trust shall include any amendments thereto. In these Bylaws, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders.

                                       15